Exhibit 99.1

Mandalay Digital Reports Fiscal 2015 First Quarter Financial Results

— Management to Discuss Expanded DT Ignite Deployment Across Tier 1 U.S. Carrier

during Conference Call at 4:30 p.m. ET Today —

Los Angeles, CA – August 14, 2014 – Mandalay Digital Group, Inc. (Nasdaq: MNDL; the “Company” or “Mandalay Digital”), a leading provider of mobile technology solutions through its wholly owned subsidiary Digital Turbine, today announced financial results for the fiscal 2015 first quarter ended June 30, 2014.

Recent Highlights:

•	Launched DT Ignite with Verizon on LG G3;

•	More than $6.5 million of media committed to date for summer device launches globally, at CPIs ranging from $0.50 to $3.00;

•	Confirmed deployment of DT IQ on T-Mobile USA during calendar 2014 across multiple devices. The multi-year agreement includes terms for launching IQ on all T-Mobile Android devices;

•	Launched DT Ignite on MSAI in India;

•	Expanded relationships with SingTel and Smart Communications to include direct billing connectivity through DT Pay;

•	DT Ignite to be installed on 12 million devices, up from 1 million today, and DT IQ to be installed on 1 million devices, up from 100,000 today, by the end of fiscal 2015;

•	To provide updated fiscal 2015 guidance within the next 30 days, including insight into fiscal 2016 to account for expanded tier 1 U.S. carrier relationship.

Revenue1 for the first quarter of fiscal 2015 grew to $5.6 million, up from $4.8 million for the prior year period. Revenue for the fiscal 2015 first quarter was comprised primarily of DT Content and DT Pay, as the stated ramp up for the Company’s DT Ignite and DT IQ products commenced this summer, which was subsequent to the end of the fiscal quarter.

Gross profit totaled $1.4 million for the fiscal 2015 first quarter, compared with $1.7 million for the fiscal 2014 first quarter. The decrease was primarily related to sales mix. Adjusted gross profit and adjusted gross margin, excluding the amortization of intangibles (which the Company refers to as non-GAAP adjusted gross profit and non-GAAP adjusted gross margin), was $1.8 million and approximately 32%, respectively, for the first quarter of fiscal 2015, compared with $2.1 million and approximately 43%, respectively, for the same period last year. The decrease in non-GAAP adjusted gross profit and non-GAAP adjusted gross margin was primarily related to sales mix. A table reconciling non-GAAP adjusted gross profit and non-GAAP adjusted gross margin to GAAP gross profit and gross margin can be found in the tables at the end of this press release.

[1]	Mandalay Digital’s divestiture of Twistbox Entertainment in the fiscal 2014 fourth quarter is reflected as discontinued operations. All periods presented have been revised to reflect this presentation. Unless otherwise noted, all discussions in this press release relate to continuing operations.

Mandalay Digital Reports Fiscal 2015 First Quarter Financial Results

August 14, 2014

“We have made substantial progress for our high-growth Ignite and IQ products, with momentum continuing to grow,” said Peter Adderton, CEO of Mandalay Digital. “Ignite is now commercially available in the United States, expanding our global footprint, and IQ is expected to be commercially available in the U.S. later this calendar year. These achievements are not only tangible evidence of the significant value our products provide to carriers, advertisers and ad networks, but also of our ability to successfully execute against our business plan.”

Total operating expenses for the first quarter of fiscal 2015 equaled $6.1 million, compared with $5.8 million for the first quarter of fiscal 2014. The increase related to costs in support of the Company’s go-to-market strategy for current and expected future revenue growth. Total operating expenses for the fiscal 2015 first quarter included $0.9 million in non-cash items, comprised of depreciation and stock based compensation. Total operating expenses for fiscal 2014 first quarter included $1.3 million in non-cash items, comprised of depreciation and stock based compensation.

Net loss from continuing operations, net of incomes taxes, for the fiscal 2015 first quarter was $4.6 million, or ($0.12) per share, based on 37.4 million weighted average common shares outstanding. Net loss from continuing operations, net of income taxes, for the fiscal 2014 period was $5.4 million, or ($0.29) per share, based on 18.9 million weighted average common shares outstanding.

The fiscal 2015 first quarter net loss was $4.6 million, or ($0.12) per share. The fiscal 2014 first quarter net loss, including discontinued operations, was $5.7 million, or ($0.30) per share.

Non-GAAP adjusted EBITDA loss (which excludes certain cash and non-cash expenses; see full definition below) for the first quarter of fiscal 2015 was $2.9 million, versus $2.3 million last year. A table reconciling non-GAAP adjusted EBITDA loss to GAAP net loss can be found at the end of this press release.

Cash, cash equivalents and restricted cash totaled $18.9 million at June 30, 2014, compared with $22.0 million at March 31, 2014. The Company has significantly strengthened its balance sheet over the last year by raising more than $33.0 million, net of offering related costs. Mandalay Digital is debt-free, with a working capital position of $15.3 million at the end of the first quarter of fiscal 2015, compared with a negative working capital position one year ago.

“With our Ignite and IQ products still in the early stages of launch, and an industry that continues to be explosive, we remain very excited about our opportunity for substantial long-term growth,” Adderton said.

Business Outlook

Mandalay Digital expects to update its business outlook to include the expanded deployment with a U.S. tier one carrier within the next 30 days.

About Mandalay Digital Group

Mandalay Digital Group, Inc., through its wholly owned subsidiary, Digital Turbine, provides mobile solutions for wireless carriers globally to enable them to better monetize mobile content. The Company’s products include mobile application management through DT Ignite, user experience and discovery through DT IQ, application stores and content through DT Marketplace, and content management and mobile payments through DT Pay. With global headquarters in Los Angeles, and offices in the U.S., Asia Pacific and EMEA, Mandalay Digital’s solutions are used by more than 31 million consumers each month across more than 20 global operators. For additional information, visit www.mandalaydigital.com.

Mandalay Digital Reports Fiscal 2015 First Quarter Financial Results

August 14, 2014

Conference Call

Management will host a conference call, today at 4:30 p.m. ET to discuss its fiscal 2015 first quarter financial results. To participate, interested parties should dial 888-572-7033 in the United States or 719-325-2420 from international locations, conference ID 9515812. A playback of the call will be available until 7:30 pm ET on August 21, 2014 by dialing 888-203-1112 within the United States or 719-457-0820 from international locations, passcode 9515812. A webcast of the conference call will be available at www.mandalaydigital.com.

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Mandalay Digital uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit and gross margin and non-GAAP adjusted EBITDA. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management’s internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense. Readers are cautioned that non-GAAP gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and accruals for one-time and discretionary bonuses. Because adjusted EBITDA is a non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other companies. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

Mandalay Digital Reports Fiscal 2015 First Quarter Financial Results

August 14, 2014

Non-GAAP gross profit and gross margin and adjusted EBITDA are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including that Mandalay Digital’s products will experience momentum and continued or substantial growth, that Mandalay Digital will experience success with its business plan, projected installation levels of our products, statements concerning Mandalay’s Digital’s expected fiscal 2015 guidance, expansion of Tier 1 carrier relationships, and product availability in the current and future calendar years are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors include the inherent and deal specific challenges in converting discussions with carriers into actual contractual relationships, product acceptance of a new product such as DT Ignite or DT IQ in a competitive marketplace, the potential for unforeseen or underestimated cash requirements or liabilities, risks intrinsic to dispositions (like the Twistbox disposition) such as successor liability claims, the impact of currency exchange rate fluctuations on our reported GAAP financial statements, the Company’s ability as a smaller company to manage international operations, its ability given the Company’s limited resources to identify and consummate acquisitions, varying and often unpredictable levels of orders, the challenges inherent in technology development necessary to maintain the Company’s competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products, changes in economic conditions and market demand, rapid and complex changes occurring in the mobile marketplace, pricing and other activities by competitors, and other risks including those described from time to time in Mandalay Digital Group’s filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, contact:

Laurie Berman/Matt Sheldon

PondelWilkinson Inc.

(310) 279-5980

pwinvestor@pondel.com

(Financial Tables Follow)

Mandalay Digital Reports Fiscal 2015 First Quarter Financial Results

August 14, 2014

MANDALAY DIGITAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	June 30	March 31
	2014	2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$18,687	$21,805
Restricted cash	200	200
Accounts receivable, net of allowances of $0 and $0, respectively	5,106	5,102
Deposits	44	24
Prepaid expenses and other current assets	389	350

Total current assets	24,426	27,481
Property and equipment, net	470	465
Deferred tax assets	82	3,238
Intangible assets, net	7,258	9,074
Goodwill	6,309	4,837

TOTAL ASSETS	$38,545	$45,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,504	$2,943
Accrued license fees	2,638	3,395
Accrued compensation	1,881	1,681
Deferred tax liabilities	10	2,987
Other current liabilities	1,051	900

Total current liabilities	9,084	11,906
Long term contingent liability, less discount of $0 and $762, respectively	—	238

TOTAL LIABILITIES	$9,084	$12,144
Stockholders’ equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000,000)	100	100
Common stock, $0.0001 par value: 200,000,000 shares authorized; 38,193,029 issued and 37,438,429 outstanding at June 30, 2014; 38,143,028 issued and 37,388,429 outstanding at March 31, 2014	7	7
Additional paid-in capital	194,504	193,422
Treasury Stock (754,600 shares at June 30, 2014 and March 31, 2014)	(71)	(71)
Accumulated other comprehensive loss	(161)	(199)
Accumulated deficit	(164,918)	(160,308)

Total stockholders’ equity	29,461	32,951

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,545	$45,095

Mandalay Digital Reports Fiscal 2015 First Quarter Financial Results

August 14, 2014

MANDALAY DIGITAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	3 Months Ended
	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)
Net revenues	$5,554	$4,783

Cost of revenues
License fees	3,796	2,714
Other direct cost of revenues	344	403

Total cost of revenues	4,140	3,117

Gross profit	1,414	1,666

Operating expenses
Product development	1,959	1,588
Sales and marketing	761	373
General and administrative	3,374	3,802

Total operating expenses	6,094	5,763

Loss from operations	(4,680)	(4,097)

Interest and other income / (expense)
Interest income / (expense)	3	(1,440)
Foreign exchange transaction gain / (loss)	(6)	29
Loss on settlement of debt	(10)	—
Gain/ (loss) on disposal of fixed assets	2	(2)
Other income	9	—

Interest and other expense	(2)	(1,413)

Loss from operations before income taxes	(4,682)	(5,510)
Income tax benefit	(72)	(87)

Net loss from continuing operations, net of taxes	$(4,610)	$(5,423)
Discontinued operations, net of taxes:
Loss from operations of discontinued component (including gain on disposal of $0 and $3,275)	—	(263)

Net loss	$(4,610)	$(5,686)

Other comprehensive income:
Foreign currency translation adjustment	$38	$104

Comprehensive loss	$(4,572)	$(5,582)

Basic and diluted net loss per common share	$(0.12)	$(0.30)

Continuing operations	$(0.12)	$(0.29)
Discontinued operations	$—	$(0.01)
Net loss	$(0.12)	$(0.30)

Weighted average common shares outstanding, basic and diluted	37,424	18,861

Mandalay Digital Reports Fiscal 2015 First Quarter Financial Results

August 14, 2014

MANDALAY DIGITAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	3 Months Ended
	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)
Cash flows from operating activities
Net loss	$(4,610)	$(5,686)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of discontinued operations, net of taxes	—	474
Depreciation and amortization	369	280
Amortization of debt discount	—	1,267
Interest and PIK interest accrued	—	101
Stock and stock option compensation	818	52
Stock issued for services	76	1,189
(Increase) / decrease in assets, net of effect of disposal of subsidiary:
Accounts receivable	(4)	37
Deposits	(20)	(53)
Deferred tax assets	3,156	—
Prepaid expenses and other current assets	(39)	365
Increase / (decrease) in liabilities, net of effect of disposal of subsidiary:
Accounts payable	561	541
Accrued license fees	(757)	2,139
Accrued compensation	201	351
Other liabilities and other items	(2,886)	(2,651)

Net cash used in operating activities	(3,135)	(1,594)

Cash flows from investing activities
Purchase of property and equipment	(32)	(18)
Settlement of contingent liability	10	—
Cash used in acquisition of subsidiary	—	(1,287)
Cash acquired with acquisition of subsidiary	—	513

Net cash used in investing activities	(22)	(792)

Cash flows from financing activities
Issuance of shares for cash	—	2,700

Net cash provided by financing activities	—	2,700

Effect of exchange rate changes on cash and cash equivalents	39	90

Net change in cash and cash equivalents	(3,118)	404
Cash and cash equivalents, beginning of period	21,805	1,149

Cash and cash equivalents, end of period	$18,687	$1,553

Supplemental disclosure of cash flow information:
Taxes paid	$—	$24

Supplemental disclosure of non-cash investing and financing activities:
Contingency earn out on acquisition of subsidiary, net of discount	$—	$841

Common stock of the Company issued for acquisition of subsidiary	$—	$4,449

Common stock of the Company issued for settlement of contingent liability	$188	$—

Mandalay Digital Reports Fiscal 2015 First Quarter Financial Results

August 14, 2014

MANDALAY DIGITAL GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP and NON-GAAP FINANCIAL MEASURES

(In thousands and unaudited)

GROSS MARGIN TO NON-GAAP GROSS MARGIN

	3 Month Ended
	June 30, 2014	June 30, 2013

Revenue	$5,554	$4,783
Gross profit	$1,414	$1,666
Gross margin percentage	26%	35%
Add back: Amortization of intangibles	$344	$403
Non-GAAP gross profit	$1,758	$2,069
Non-GAAP gross margin percentage	32%	43%

NET LOSS TO ADJUSTED EBITDA

	3 Months Ended
	June 30, 2014	June 30, 2013

Net Loss	$(4,610)	$(5,686)
Add back items:
Other (income) / expense	2	(27)
Interest expense, net of interest income	—	1,440
Depreciation and amortization	369	427
Stock compensation	894	1,241
Bonus Accruals*	537	85
Discontinued operations	—	263
Tax expense	(72)	(87)
Adjusted EBITDA	$(2,880)	$(2,344)

*	Bonuses include cash paid bonuses of $25 thousand and $85 thousand for the periods ended June 30, 2014 and 2013, respectively.